EXHIBIT 24

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Constantine P. Iordanou and John D. Vollaro as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Arch Capital Group Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2005 and any and all amendments and supplements thereto, and to file the same with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ CONSTANTINE P. IORDANOU	President and Chief Executive Officer	Februrary 24, 2006
Constantine P. Iordanou	(Principal Executive Officer) and
Director
/s/ JOHN D. VOLLARO	Executive Vice President and Chief	Februrary 24, 2006
John D. Vollaro	Financial Officer (Principal
Financial Officer and Principal
Accounting Officer)
/s/ PAUL B. INGREY	Chairman and Director	January 12, 2006
Paul B. Ingrey
/s/ PETER A. APPEL	Director	March 1, 2006
Peter A. Appel
/s/ WOLFE “BILL” H. BRAGIN	Director	Februrary 24, 2006
Wolfe “Bill” H. Bragin
/s/ JOHN L. BUNCE, JR.	Director	Februrary 24, 2006
John L. Bunce, Jr.
/s/ SEAN D. CARNEY	Director	Februrary 24, 2006
Sean D. Carney
/s/ KEWSONG LEE	Director	Februrary 24, 2006
Kewsong Lee

Signature	Title	Date
/s/ JAMES J. MEENAGHAN	Director	Februrary 24, 2006
James J. Meenaghan
/s/ JOHN M. PASQUESI	Director	Februrary 24, 2006
John M. Pasquesi
/s/ DAVID R. TUNNELL	Director	Februrary 24, 2006
David R. Tunnell
/s/ ROBERT F. WORKS	Director	Februrary 24, 2006
Robert F. Works